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                                                                    Exhibit 5.3

                        KRONISH LIEB WEINER & HELLMAN LLP
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036


                                                                  March 24, 2003


Board of Directors of
Tembec Industries Inc. and
Tembec Inc.

                  Re: Registration Statement on Form F-10 of
                      Tembec Industries Inc. and Tembec Inc.

Ladies and Gentlemen:

                  We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus contained in the Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission on March 25, 2003, relating to the offering by Tembec Industries Inc. of $100,000,000 principal amount of its 8.625% Senior Notes due June 30, 2009 guaranteed by Tembec Inc., of which this consent forms a part.

                                      Yours truly,


                                      /s/ Kronish Lieb Weiner & Hellman LLP